                                                                    Exhibit 1(a)


                               PURCHASE AGREEMENT


                                  POPULAR, INC.
                          (a Puerto Rico corporation);


                           POPULAR NORTH AMERICA, INC.
                          (a Delaware corporation); and


                      POPULAR NORTH AMERICA CAPITAL TRUST I
                          (a Delaware statutory trust)


                         250,000 [-]% Capital Securities
                (Liquidation Amount $1,000 Per Capital Security)


Dated:  September [-], 2004

                                Table of Contents

                                                                                                                              Page
                                                                                                                              ----
SECTION 1. Representations and Warranties.................................................................................      3

      (a)  Representations and Warranties by Popular, PNA and the Trust...................................................      3
           (i)       Due Incorporation and Qualification of Popular and PNA...............................................      3
           (ii)      Subsidiaries.........................................................................................      3
           (iii)     Existence of Trust...................................................................................      4
           (iv)      Compliance with Registration Requirements............................................................      4
           (v)       Incorporated Documents...............................................................................      5
           (vi)      Independent Accountants..............................................................................      5
           (vii)     Financial Statements.................................................................................      5
           (viii)    Authorization of Trust Agreement.....................................................................      5
           (ix)      Common Securities....................................................................................      6
           (x)       Capital Securities...................................................................................      6
           (xi)      Guarantee Agreement..................................................................................      6
           (xii)     Authorization of Indenture...........................................................................      6
           (xiii)    Authorization of Debentures..........................................................................      7
           (xiv)     Authorization of Debenture Guarantees................................................................      7
           (xv)      Authorization of Expense Agreement...................................................................      7
           (xvi)     Authorization of Agreement...........................................................................      7
           (xvii)    Accuracy of Descriptions.............................................................................      7
           (xviii)   No Material Changes..................................................................................      7
           (xix)     No Defaults; Regulatory Approvals....................................................................      7
           (xx)      Legal Proceedings; Contracts.........................................................................      8
           (xxi)     Regulatory Certificates, Authorities and Permits.....................................................      8
           (xxii)    Investment Company Act...............................................................................      8
      (b)  Officers' Certificates.........................................................................................      9

SECTION 2. Sale and Delivery to Underwriters; Closing.....................................................................      9

      (a)  Capital Securities.............................................................................................      9
      (b)  Payment........................................................................................................      9
      (c)  Denominations; Registration....................................................................................      9

SECTION 3. Covenants 10


SECTION 4. Payment of Expenses............................................................................................      14

      (a)  Expenses.......................................................................................................      14
      (b)  Termination of Agreement.......................................................................................      15

SECTION 5. Conditions of Underwriters' Obligations........................................................................      15

      (a)  Effectiveness of Registration Statement........................................................................      15
      (b)  Opinion of Counsel for Popular and PNA.........................................................................      15
      (c)  Opinion of Puerto Rico Counsel for Popular and PNA.............................................................      16
      (d)  Opinion of United States Tax Counsel for the Trust, PNA and Popular............................................      16
      (e)  Opinion of Special Delaware Counsel for PNA and the Trust......................................................      16
      (f)  Opinion of Counsel for J.P. Morgan Trust Company, National Association.........................................      16
      (g)  Opinion of Counsel for Underwriters............................................................................      16
      (h)  Officers' Certificates.........................................................................................      17
      (i)  Accountant's Comfort Letter....................................................................................      17
      (j)  Bring-down Comfort Letter......................................................................................      17
      (k)  Maintenance of Rating..........................................................................................      17
      (l)  Additional Documents...........................................................................................      17
      (m)  Termination of Agreement.......................................................................................      18

SECTION 6. Indemnification................................................................................................      18

      (a)  Indemnification of Underwriters................................................................................      18
      (b)  Indemnification of the Trust, Popular, PNA, Directors and Officers.............................................      19
      (c)  Actions against Parties; Notification..........................................................................      19

SECTION 7. Contribution...................................................................................................      20

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.................................................      21

SECTION 9. Termination of Agreement.......................................................................................      21

      (a)  Termination; General...........................................................................................      21
      (b)  Liabilities....................................................................................................      22

SECTION 10.  Default by One or More of the Underwriters...................................................................      22


SECTION 11.  Notices......................................................................................................      23


SECTION 12.  Parties......................................................................................................      23

SECTION 13.  Governing Law and Time.......................................................................................      23

SECTION 14.  Effect of Headings...........................................................................................      23

SECTION 15.  Severability.................................................................................................      23

SCHEDULES

      Schedule A -- List of Underwriters............................................................................       Sch. A-1

EXHIBITS

      Exhibit A -- Form of Opinion of Counsel to Popular and PNA.......................................................         A-1
      Exhibit B -- Form of Opinion of Puerto Rico Counsel for Popular and PNA..........................................         B-1
      Exhibit C -- Form of Opinion of Special Delaware Counsel for PNA
                   and the Trust.......................................................................................         C-1

                                  POPULAR, INC.
                           (a Puerto Rico corporation)

                           POPULAR NORTH AMERICA, INC.
                            (a Delaware Corporation)

                      POPULAR NORTH AMERICA CAPITAL TRUST I
                          (a Delaware statutory trust)

                         250,000 [-]% Capital Securities
                (Liquidation Amount $1,000 Per Capital Security)

                               PURCHASE AGREEMENT


                                                             September [-], 2004


Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
as Representatives of the several Underwriters
c/o        Credit Suisse First Boston LLC
           Eleven Madison Avenue
           New York, NY  10010-3629

Ladies and Gentlemen:

           Popular North America Capital Trust I (the "Trust"), a statutory trust created under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. Sections 3801 et seq.), Popular North America, Inc., a Delaware corporation ("PNA"), and Popular, Inc., a Puerto Rico corporation ("Popular"), each confirms its agreement with Credit Suisse First Boston LLC ("CSFB"), J.P. Morgan Securities Inc. ("JPMorgan") and, the other Underwriters listed in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom CSFB and JPMorgan are acting as Representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of 250,000 [-]% Capital Securities (liquidation amount $1,000 per security) in the respective numbers set forth in said Schedule A hereto (the "Capital Securities").

           The Capital Securities will be guaranteed by Popular and PNA, to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation of the Trust or redemption of the Capital Securities (collectively, the "Capital Securities Guarantees") pursuant to the Capital Securities Guarantee Agreement (the "Guarantee Agreement"), to be dated as of Closing Time (as defined below), executed and delivered by Popular, PNA and J.P. Morgan Trust Company, National Association (the "Guarantee Trustee"), a national banking association, not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Capital Securities. The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to

PNA of its common securities (the "Common Securities") and will be used by the Trust to purchase $257,732,000 aggregate principal amount of [-]% Junior Subordinated Debentures due 2034 (the "Debentures") issued by PNA and guaranteed (the "Debenture Guarantees") by Popular.

           The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement, to be dated as of Closing Time (the "Trust Agreement"), among Popular, PNA, as Depositor, J.P. Morgan Trust Company, National Association, as property trustee (the "Property Trustee"), Chase Manhattan Bank USA, National Association, as Delaware trustee (the "Delaware Trustee"), and Jorge A. Junquera, an individual, and Richard Barrios, an individual, as administrative trustees (the "Administrative Trustees," and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures and the Debenture Guarantees will be issued pursuant to a Junior Subordinated Indenture (the "Indenture"), to be dated as of the Closing Time, between PNA, as issuer, Popular, as guarantor, and J.P. Morgan Trust Company, National Association, as indenture trustee (the "Indenture Trustee"). The Capital Securities, the Capital Securities Guarantees, the Debentures and the Debenture Guarantees are collectively referred to herein as the "Securities." This Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture and the Expense Agreement (as defined herein) are collectively referred to as the "Operative Documents"). Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

           Popular, PNA and the Trust each understands that the Underwriters propose to make a public offering of the Capital Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

           Popular, PNA and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-118197, 333-118197-01 and 333-118197 02), including the relevant forms of prospectus and preliminary prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Promptly after execution and delivery of this Agreement, Popular, PNA and the Trust will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations, if applicable, and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Any prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430A Information, if any, at the time it became effective, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Capital Securities, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

           All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated," or words of similar import, in the Registration Statement, any preliminary prospectus or the Prospectus shall include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

           SECTION 1. Representations and Warranties.

           (a) Representations and Warranties by Popular, PNA and the Trust. Popular, PNA and the Trust, jointly and severally, represent and warrant to each Underwriter as of the date hereof and as of the Closing Time (each, a "Representation Date"), and agree with each Underwriter, as follows:

                  (i) Due Incorporation and Qualification of Popular and PNA.
            Each of Popular and PNA has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of Popular and PNA is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, PNA or Popular and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"). Each of Popular and PNA is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act").

                  (ii) Subsidiaries. Each subsidiary of Popular or PNA which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act, has been duly incorporated and is validly existing as a corporation or a bank in good standing under the laws of the jurisdiction of its organization, has corporate or other organizational power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, except as otherwise disclosed in the Prospectus and, except for directors' qualifying shares, are owned by Popular or PNA, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or, if such is not the case, that any such security interest, mortgage, pledge, lien, encumbrance, claim or equity, when exercised, enforced or otherwise asserted, will not have a Material Adverse Effect.

                  (iii) Existence of Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act, is and will be treated as a "grantor trust" for federal income tax purposes under existing law, has the statutory trust power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction.

                  (iv) Compliance with Registration Requirements. Popular, PNA and the Trust meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Popular, PNA and the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement and any post-effective amendment thereto became effective and at each Representation Date, the Registration Statement and each such amendment complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust, PNA and Popular in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the

            Prospectus or (B) that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 (the "Forms T-1") under the Trust Indenture Act of the Indenture Trustee, the Property Trustee and the Guarantee Trustee.

            The relevant forms of prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and any preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Capital Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (v) Incorporated Documents. The documents incorporated or
            deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (vi) Independent Accountants. The independent registered
            public accounting firm or firms who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus is or are, as the case may be, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vii) Financial Statements. The consolidated financial
            statements and any supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of Popular and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified. Except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis during the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. Neither pro-forma financial statements of Popular and its subsidiaries nor audited financial statements of any entity other than the consolidated financial statements of Popular and its consolidated subsidiaries are required to be included in the Registration Statement or the Prospectus in accordance with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                  (viii) Authorization of Trust Agreement. The Trust Agreement has been duly authorized by each of Popular and PNA, is duly qualified under the 1939 Act and, at the Closing Time, will be duly executed and delivered by Popular, PNA and the Administrative Trustees and, assuming the due authorization, execution and delivery of the Trust Agreement by the Delaware Trustee and the Property Trustee, will constitute a valid and legally binding instrument of each of Popular, PNA and the Administrative

            Trustees, enforceable against each of Popular, PNA and the Administrative Trustees in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (ix) Common Securities. The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to PNA in accordance with the terms of the Trust Agreement and against payment therefor as described in the Prospectus, will be validly issued and fully paid, will represent nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement. The issuance of the Common Securities is not subject to preemptive or other similar rights. No holder of Common Securities will be subject to personal liability by reason of being such a holder. At the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by PNA free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (x) Capital Securities. The Capital Securities have been duly authorized by the Trust Agreement and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid, will represent nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement and the Guarantee Agreement. The issuance of the Capital Securities is not subject to preemptive or other similar rights. Holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                  (xi) Guarantee Agreement. The Guarantee Agreement has been duly authorized by each of Popular and PNA, and at the Closing Time, will be duly executed and delivered by Popular and PNA and, assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee, will constitute a valid and legally binding instrument of Popular and PNA, enforceable against Popular and PNA in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Guarantee Agreement is duly qualified under the 1939 Act.

                  (xii) Authorization of Indenture. The Indenture has been duly authorized by each of Popular and PNA, is duly qualified under the 1939 Act and, at the Closing Time, will be duly executed and delivered by each of Popular and PNA and, assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee, will constitute a valid and legally binding instrument of each of Popular and PNA, enforceable against each of Popular and PNA in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (xiii) Authorization of Debentures. The Debentures have been duly authorized by PNA and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment of the consideration contemplated in this Agreement, will constitute valid and legally binding obligations of PNA entitled to the benefits of the Indenture and the Debenture Guarantees and enforceable against PNA in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (xiv) Authorization of Debenture Guarantees. The Debenture
            Guarantees have been duly authorized by Popular and, when the Debentures have been executed, authenticated, issued and delivered by PNA, and the Debenture Guarantees are endorsed on the Debentures, in the manner provided for in the Indenture against payment of the consideration contemplated in this Agreement, will constitute valid and legally binding obligations of Popular entitled to the benefits of the Indenture and enforceable against Popular in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (xv) Authorization of Expense Agreement. The Agreement as to
            Expenses and Liabilities to be entered into between Popular, PNA and the Property Trustee at the Closing Time (the "Expense Agreement") has been duly authorized by each of Popular and PNA and, at the Closing Time, will be duly executed and delivered by each of Popular and PNA and will constitute a valid and legally binding instrument of each of Popular and PNA, enforceable against each of Popular and PNA in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of Popular, PNA and the Trust.

                  (xvii) Accuracy of Descriptions. The Securities and the
            Operative Documents conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (xviii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no Material Adverse Effect.

                  (xix) No Defaults; Regulatory Approvals. None of Popular, PNA,
            any of the Significant Subsidiaries or the Trust is in violation of its charter or by-laws or other organizational documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them or their properties may be bound. The execution, delivery and performance of the Operative Documents by

            Popular, PNA and the Trust, the issuance and delivery by Popular, PNA and the Trust of their respective Securities and the consummation of the transactions contemplated herein and therein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Popular, PNA, any of the Significant Subsidiaries or the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them is bound or to which any of their properties is subject, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of Popular, PNA or any of the Significant Subsidiaries or the Trust Agreement or any law, administrative regulation or administrative or court order or decree which breach, default, creation, imposition or violation would, in each case, have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any court or governmental body or agency is required for the consummation of the transactions contemplated under this Agreement, except such as have been already obtained and as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the sale of the Capital Securities.

                  (xx) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Popular, PNA or the Trust, threatened, against or affecting Popular, PNA, any subsidiary of Popular or PNA or the Trust, which might result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement. There are no contracts or documents of Popular, PNA, any subsidiary of Popular or PNA or the Trust that are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

                  (xxi) Regulatory Certificates, Authorities and Permits.
            Popular, PNA and the Significant Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such certificates, authorities or permits as are not material to the business, operations, financial condition or income of Popular, PNA or the Significant Subsidiaries. None of Popular, PNA or any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxii) Investment Company Act. None of Popular, PNA or the
            Trust is, or upon the issuance and sale of their respective Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

            (b) Officers' Certificates. Any certificate signed by any officer of Popular, PNA or the Trust delivered to Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by Popular, PNA or the Trust, respectively, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

            SECTION 2. Sale and Delivery to Underwriters; Closing.

            (a) Capital Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price of $1,000 per Capital Security, the number of Capital Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

            (b) Payment. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Debentures, PNA hereby agrees to pay at the Closing Time to the Underwriters a commission of $10 per Capital Security purchased by the Underwriters. Payment of the purchase price for, and delivery of certificates for, the Capital Securities shall be made at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters, Popular, PNA and the Trust, at 9:00 A.M. (Eastern time) on the [-] ([-], if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, Popular, PNA and the Trust (such time and date of payment and delivery being herein called the "Closing Time").

           Payment shall be made to the Trust by wire transfer of immediately available funds to the order of the Trust, against delivery to the Underwriters of certificates for the Capital Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Capital Securities which it has agreed to purchase. CSFB and JPMorgan, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Capital Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

           At the Closing Time, PNA will pay, or cause to be paid, the commission payable to the Underwriters at such time under this Section 2 to CSFB on behalf of the Underwriters by wire transfer of immediately available funds.

            (c) Denominations; Registration. Certificates for the Capital Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time. The certificates for the Capital Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

            SECTION 3. Covenants. (a) Popular, PNA and the Trust, jointly and severally, covenant with each Underwriter as follows:

                  (i) Compliance with Securities Regulations and Commission
            Requests. Popular, PNA and the Trust, subject to Section 3(b), will comply with the requirements of Rule 424 or Rule 430A as applicable, and will notify the Underwriters immediately (w) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (x) of the receipt of any comments from the Commission, (y) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (z) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any prospectus, or of the suspension of the qualification of the Capital Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. Popular, PNA and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Popular, PNA and the Trust will use their reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof.

                  (ii) Filing of Amendments. Popular, PNA and the Trust will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Representatives shall reasonably object.

                  (iii) Delivery of Registration Statements. Popular has
            furnished or will deliver to the Representatives and counsel for the Representatives, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and, upon request, documents incorporated or deemed to be incorporated by reference therein), and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (iv) Delivery of Prospectus. Popular has delivered to each
            Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and Popular, PNA and the Trust each hereby consents to the use of such copies for purposes permitted by the 1933 Act. Popular will deliver to each Underwriter, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Underwriter reasonably requests, and Popular, PNA and the Trust each hereby consents to the use of such copies for purposes permitted by the 1933 Act. Popular will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (v) Continued Compliance with Securities Laws. Popular, PNA and the Trust will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by law to be delivered in connection with sales of the Capital Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, Popular, PNA and the Trust will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and Popular will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (vi) Blue Sky Qualifications. Popular, PNA and the Trust will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for as long as may be required for the distribution of the Capital Securities; provided, however, that none of Popular, PNA or the Trust shall be obligated to file any general consent to service of process in any jurisdiction. Popular will promptly advise the Representatives of its receipt of any notification with respect to the suspension of qualification of the Securities for sale in any applicable jurisdiction or the initiating or threatening of any proceeding for such purpose. Popular, PNA and the Trust will also supply the Underwriters with such information as is necessary for the determination of the legality of the Capital Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

                  (vii) Reporting Requirements. Popular, PNA and the Trust,
            during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time period required by the 1934 Act and the 1934 Act Regulations.

                  (viii) Rule 158. Popular will timely file such reports
            pursuant to the 1934 Act as are necessary in order to make generally available to the security holders of Popular as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (ix) DTC. The Trust, PNA and Popular will cooperate with the
            Underwriters and use their best efforts to permit the Capital Securities and, if applicable, the Debentures, to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company.

                  (x) Use of Proceeds. The Trust and PNA will use the proceeds referred to in the Prospectus under "Use of Proceeds" in the manner described therein.

                  (xi) Restriction on Sale of Securities. From the date hereof until the Closing Time, none of Popular, PNA or the Trust will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, announce the offering of, grant any option for sale of, or otherwise dispose of, any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities, or equity securities substantially similar to the Capital Securities, in each case issued in a transaction registered with the Commission under the 1933 Act. The foregoing sentence shall not apply to the Capital Securities contemplated to be issued hereunder and under the Prospectus.

            (b) Each Underwriter, jointly and severally, covenants with Popular, PNA and the Trust as follows:

                  (i) It has not offered, sold or delivered and will not offer, sell or deliver any of the Capital Securities directly or indirectly, or distribute the Prospectus or any other offering material relating to the Capital Securities, in or from any jurisdiction except under circumstances that will result in compliance in all material respects with the applicable laws and regulations thereof and that will not impose any obligations on Popular, PNA or the Trust except as set forth in this Agreement.

                  (ii) (A) It has not offered or sold, and, prior to the expiration of the period of six months from the Closing Time, will not offer or sell any Capital Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

                        (B) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the Capital Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust, Popular or PNA; and

                        (C) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Capital Securities in, from or otherwise involving the United Kingdom.

                  (iii) It will not offer or sell any Capital Securities
            directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph (b)(iii), "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

                  (iv) It and each of its affiliates have not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any invitation, document or advertisement relating to Capital Securities in Hong Kong or elsewhere, which is directed at, or the contents are likely to be accessed or read by, the public in Hong Kong (unless permitted to do so under the securities laws of Hong Kong) other than with respect to Capital Securities intended to be disposed of outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                  (v) It understands and agrees that the Prospectus or any other offering material relating to the Capital Securities has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. It has agreed that it has not offered or sold any Capital Securities or made any Capital Securities the subject of an invitation for subscription or purchase, and it has not circulated or distributed and will not circulate or distribute the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Capital Securities, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person falling within Section 274 of the Securities and Futures Act (Chapter 289) of Singapore (the "Singapore Securities and Futures Act"), (b) to a sophisticated investor, and in accordance with the conditions, specified in
            Section 275 of the Singapore Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Securities and Futures Act.

                  (vi) It understands and agrees that no German selling
            prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Capital Securities and that it will comply with the Securities Sales Prospectus Act of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). It will not engage in a public offering in the Federal Republic of Germany with respect to any Capital Securities otherwise than in accordance with the Securities Sales Prospectus Act and any other act replacing or supplementing the Securities Sales Prospectus Act and all other applicable laws and regulations.

                  (vii) It understands and agrees that the Capital Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Capital Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus or any other offering material relating to the Capital Securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to (a) qualified investors (investisseurs qualifies) and/or (b) a restricted group of investors (cercle restreint d'investisseurs), all as defined in Article L.411-2 of the Monetary and Financial Code and decret no. 98-880 dated 1st October, 1998.

                  (viii) It understands and agrees that the Capital Securities may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large enterprises, which trade or invest in securities in the course of a profession or trade. It understands and agrees that individuals or legal entities who or which do not trade or invest in securities in the course of their profession or trade may not participate in the offering of the Capital Securities, and the Prospectus or any other offering material relating to the Capital Securities may not be considered an offer or the prospect of an offer to sell or exchange the Capital Securities.

            SECTION 4. Payment of Expenses.

            (a) Expenses. PNA will pay all expenses incident to the performance of the obligations of Popular, PNA and/or the Trust under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Capital Securities, (iii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Capital Securities to the Underwriters,

(iv) the fees and disbursements of counsel to Popular, PNA and the Trust, as well as their accountants and other advisors, (v) the qualification of the Securities under state securities laws in accordance with the provisions of
Section 3(a)(v) hereof, including filing fees and the fees and disbursements of Sullivan & Cromwell LLP in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriters of copies of any preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Capital Securities, (viii) the fees and expenses of the Indenture Trustee, the Property Trustee and the Guarantee Trustee, including the fees and disbursements of their counsel, (ix) any fees payable in connection with the rating of the Capital Securities and the Debentures, (x) the cost and charges associated with the approval of the Capital Securities by The Depository Trust Company for clearance, settlement and trading, and (xi) any filing fees required by, and the fees and disbursements of Sullivan & Cromwell LLP relating to any review by, the National Association of Securities Dealers, Inc.

            (b) Termination of Agreement. If this Agreement is terminated in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, PNA shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

            SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of Popular, PNA and the Trust contained herein or in certificates of any officer or representative of Popular, PNA, the Trust or any Trustee delivered pursuant to the provisions hereof, to the performance by Popular, PNA and the Trust of their respective covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective).

            (b) Opinion of Counsel for Popular and PNA. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sullivan & Cromwell LLP, counsel for Popular and PNA, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Popular and PNA and their respective subsidiaries and certificates of public officials and as to all matters relating to the laws of the Commonwealth of Puerto Rico upon the opinion of Brunilda Santos de Alvarez, Esq., delivered pursuant to Section 5(c) hereof.

      (c) Opinion of Puerto Rico Counsel for Popular and PNA. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Brunilda Santos de Alvarez, Executive Vice President and Chief Legal Officer for Popular, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, she has relied, to the extent she deems proper, upon certificates of officers of Popular and PNA and their respective subsidiaries and certificates of public officials and as to all matters relating to the laws of the State of New York and the General Corporation Law of the State of Delaware upon the opinion of Sullivan & Cromwell LLP, delivered pursuant to
Section 5(b) hereof.

      (d) Opinion of United States Tax Counsel for the Trust, PNA and Popular. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Sullivan & Cromwell LLP, United States tax counsel to the Trust, PNA and Popular, that (i) the Debentures will be classified for United States federal income tax purposes as indebtedness of PNA, (ii) the Debenture Guarantees will be classified for U.S. federal income tax purposes as indebtedness of Popular, (iii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iv) although the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Considerations" does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Capital Securities and, assuming that all of the transaction documents, including the Indenture, the Trust Agreement and the Guarantee Agreement, will be complied with in all material respects, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities under current law. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Popular and PNA and their respective subsidiaries and certificates of public officials.

      (e) Opinion of Special Delaware Counsel for PNA and the Trust. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel to PNA and the Trust, together with signed or reproduced copies of such letter for each of the Underwriters, to the effect set forth in Exhibit C hereto.

      (f) Opinion of Counsel for J.P. Morgan Trust Company, National Association. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Richards, Layton & Finger, P.A., counsel to J.P. Morgan Trust Company, National Association, as Property Trustee, Indenture Trustee and Guarantee Trustee, in form and substance satisfactory to the Underwriters.

      (g) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the validity of the Securities, the disclosure in the Registration Statement and the Prospectus and such other matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Popular and their respective subsidiaries and certificates of public officials.

      (h) Officers' Certificates. At the Closing Time, since the date hereof or since the respective dates as of which information is given in the Prospectus, the Representatives shall have received a certificate of the President or any Vice President of each of Popular and PNA, dated the Closing Time, to the effect that (i) since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, there has been no Material Adverse Effect, (ii) the representations and warranties contained herein are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of Popular, PNA and the Trust has complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending threatened by the Commission.

      (i) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus.

      (j) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (k) Maintenance of Rating. At the Closing Time, the Capital Securities shall be rated - by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and - by Moody's Investors Service, Inc., and PNA shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such rating; and since the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Capital Securities or any preferred or debt securities of Popular or PNA by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Capital Securities or any preferred or debt securities or Popular or PNA.

      (l) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinion referred to in Section 5(g), or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Popular, PNA and the Trust in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters.

      (m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to Popular and PNA at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.


      (a) Indemnification of Underwriters. Each of Popular, PNA and the Trust, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if such settlement is effected with the written consent of Popular and PNA; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Popular and PNA by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  This indemnity is subject to the conditions that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus or the Prospectus but eliminated or remedied in the Prospectus or in an amended or supplemented Prospectus, as the case may be, it shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) if a copy of the Prospectus or the Prospectus as amended or supplemented at the time of the sale of the Capital Securities, as the case may be, excluding documents incorporated therein by reference, was delivered by the Trust, Popular or PNA to the Representatives a reasonable amount of time in advance of the delivery of written confirmations by such Underwriter to investors but such Underwriter failed to deliver such Prospectus or the Prospectus as amended or supplemented, as the case may be, to the person in question at or prior to the time required by the 1933 Act and the receipt of such Prospectus or the Prospectus as amended or supplemented, as the case may be, would have constituted a sufficient defense to the claim asserted by such person.

      (b) Indemnification of the Trust, Popular, PNA, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless Popular, PNA and the Trust, their respective directors or trustees, each of their respective officers who signed the Registration Statement, and each person, if any, who controls Popular, PNA or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Popular and PNA by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, if any, or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by Popular. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by Popular, PNA and the Trust, on the one hand, and the Underwriters, on the other hand, from the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Popular, PNA and the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by Popular, PNA and the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities pursuant to this Agreement (before deducting expenses) indirectly received by PNA and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

      The relative fault of Popular, PNA and the Trust, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Popular, PNA or the Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Popular, PNA, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Capital Securities set forth opposite their respective names in Schedule A hereto and not joint.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter and the respective directors or trustees of Popular, PNA or the Trust, each officer of Popular or PNA who signed the Registration Statement, and each person, if any, who controls Popular, PNA or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Popular, PNA and the Trust.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of Popular or PNA or the Trustees of the Trust or any of its other subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of Popular, PNA or the Trust, and shall survive delivery of and payment for the Capital Securities.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to Popular, PNA and the Trust, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak or escalation of hostilities, or other national or international calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, (iii) trading in any securities of Popular or PNA has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock

Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial general banking or securities settlement or clearance services in the United States, (iv) a general banking moratorium has been declared by U.S. federal, New York or Puerto Rico authorities or (v) the rating assigned by any nationally recognized statistical rating organization to the Capital Securities or any preferred or debt securities of Popular or PNA as of the date of this Agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review (other than with positive implications) its rating of the Capital Securities or any such preferred or debt securities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Capital Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

      (a)if the number of Defaulted Securities does not exceed 10% of the number of Capital Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b)if the number of Defaulted Securities exceeds 10% of the number of Capital Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representatives or Popular and PNA shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to CSFB at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, attention of Transactions Advisory Group, and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attn: High Grade Syndicate Desk; notices to the Trust shall be directed to it at 209 Munoz Rivera Avenue, San Juan, Puerto Rico 00918, attention of Richard Barrios, and notices to Popular or PNA shall be directed to Popular, Inc., 209 Munoz Rivera Avenue, San Juan, Puerto Rico 00918, attention of Richard Barrios.

      SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, Popular, PNA and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Specified times of day refer to New York City time.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 15. Severability. In case any provisions in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to Popular, PNA and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, Popular, PNA and the Trust in accordance with its terms.

                                       Very truly yours,


                                       POPULAR, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                       POPULAR NORTH AMERICA, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:






                                       POPULAR NORTH AMERICA CAPITAL TRUST I



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters



BY CREDIT SUISSE FIRST BOSTON LLC


By:
   ---------------------------------------
      Name:
      Title:



BY J.P. MORGAN SECURITIES INC.


By:
   ---------------------------------------
      Name:
      Title:

                                   SCHEDULE A


                                                                  Number of
Name of Underwriter                                          Capital Securities
--------------------------------------------------------     ------------------
Credit Suisse First Boston LLC..........................
J.P. Morgan Securities Inc..............................
Popular Securities, Inc.................................


                                                             ------------------
         Total..........................................


                                    SCH-A-1